Exhibit 99.1

March 31, 2010

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Stephen P. Marsh, President & CEO at 802-334-7915

     Community Bancorp., the parent company of Community National Bank, has declared a dividend of twelve cents per share payable May l, 2010 to shareholders of record as of April 15, 2010.

     Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.